Exhibit 10.9

SETTLEMENT AGREEMENT

This SETTLEMENT Agreement (this “Agreement”) is entered into, as of April 28, 2021, by and between Can B̅ Corp., a Florida corporation f/k/a Canbiola, Inc. (the “Company”), and Lifeguard Licensing Corp., a Delaware corporation (“Lifeguard”). The Company and Lifeguard are sometimes referred to herein individually as a “party” and collectively as the “parties.” Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Licensing Agreement (defined below).

RECITALS

WHEREAS, the parties entered into that certain Licensing Agreement on January 28, 2020, as amended on February 12, 2020 (the “Licensing Agreement”), pursuant to which Lifeguarded granted a license to the Company to use certain intellectual property of Lifeguard in connection with the manufacture, marketing, distribution, and sale of certain products; and

WHEREAS, the parties wish to terminate the Licensing Agreement and their respective obligations thereunder, and enter this Agreement to settle all potential claims and obligations between the parties.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, agreements and representations set forth herein, the parties agree as follows:

AGREEMENT

1. Incorporation of Recitals: The parties hereto acknowledge and agree that that each of the above recitals is true and correct and incorporated herein by reference.

2. Settlement: The parties hereto agree that all agreements, licenses, obligations, debts, commitments or the like between the Company and Lifeguard, to the extent not already cancelled or terminated, are hereby terminated and shall be of no further force and effect. Promptly following execution of this Agreement, the Company will return to Lifeguard all packaging materials that contain the Licensed Mark, all marketing materials related to the Products, and all Product samples.

3. Mutual Releases: In consideration of the mutual relinquishment of their respective rights, both legal and equitable, with reference to all of the past, present and future disputes and differences existing or which may exist between and among the parties, each party releases and forever discharges the other party and its agents, employees, family members, principals, members, successors, affiliates and assigns (collectively, “Released Parties”), from all action or actions, cause or causes of action, suits, claims or demands of whatsoever kind or character, at law or in equity, whether the asserted liability be joint or several, known or unknown, which exists or may exist on the date hereof or which may exist in the future, for, upon, or by reason of any transaction, matter, statements, act, omission, cause or thing related, directly or indirectly, to the parties’ working relationship, provision or receipt of services, the Licensing Agreement, or any other agreements or transactions between the parties hereto, either formal or informal, written or verbal. The parties agree that this release of claims should be interpreted and construed broadly to accomplish its intent and purpose to release all claims of any nature between the parties.

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4. Waiver. The parties acknowledge that they may subsequently discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true with respect to the matters released in this Agreement. Nevertheless, it is the intention of the parties, through this Agreement, to fully, finally, and forever to settle and release all such matters and all such claims which do now exist, may exist, or previously have existed between the parties. The parties intend that such waiver be enforceable and of full force and effect despite any state statute or other rule providing substantially that a general release does not extend to claims which the plaintiff does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the defendant.

5. Covenant Not to Sue: To the extent permitted by law, each party forever waives, releases, and covenants not to sue or file or assist with suing or filing any lawsuit or claim against any of the Released Parties of the other party with any court, governmental agency or other entity based on any claim released hereby, whether known or unknown at the time of execution, provided, however, that the parties may enforce this Agreement as set forth herein.

6. Tax Treatment: Each party acknowledges that it has consulted its tax professional with regards to the tax consequences of this Agreement and agrees that it will assume any and all tax obligations or consequences which may arise from this Agreement, and it shall not seek any indemnification from any other party in this regard.

7. Representations: The parties acknowledge that, except as expressly set forth herein, no representations of any kind or character have been made by any other party or that party’s agents, representatives, or attorneys to induce the execution of this Agreement. Each party represents that (i) it has full power and authority to enter into this Agreement and perform its obligations hereunder, and (ii) its execution of and performance under this Agreement does not conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the party is a party or by which it is bound or to which any of its assets are subject.

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8. No Attorneys’ Fees and Costs: The parties agree that they shall bear their own respective costs and fees, including attorneys’ fees, in connection with the negotiation and execution of this Agreement.

9. Full and Independent Knowledge: The parties represent that they have each thoroughly discussed all aspects of this Agreement with their respective attorneys and tax representatives, fully understand all of the provisions of the Agreement, and are voluntarily and knowingly entering into this Agreement.

10. Construction and Jurisdiction: Each of the parties has had opportunity to participate in the preparation of this Agreement, and the parties agree that the Agreement and its terms shall not be construed in favor or against any party by virtue of the identity of its preparer. This Agreement and its validity, construction and performance shall be governed by the laws of the State of New York without resort to conflict of law principals.

11. No Admission of Liability: Neither the payment of any sums nor the execution of this Agreement shall be construed as an admission of liability or fault by any party. Any and all liability is expressly denied by all parties.

12. Non-Disparagement: No party will disparage or otherwise publish or communicate derogatory statements or opinions about any other party or their respective affiliates, practices, businesses, personnel, to any person or entity, be it orally or in writing. For purposes of this Agreement, “derogatory” means a statement that detracts from one’s character, standing, or reputation.

13. Interpretation: The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of the Agreement or any provision hereof. Words importing the singular number only shall include the plural, and vice versa, words importing the masculine gender shall include the feminine gender and neuter gender, and vice versa, and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, limited liability company, government board, agency, instrumentality, or other entity.

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14. Severability: The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision or term hereof is deemed to have exceeded applicable legal authority or shall be in conflict with applicable legal limitations, such provision shall be reformed and rewritten as necessary to achieve consistency and compliance with such applicable law.

15. Amendments and Waiver: This Agreement may be amended only by a written instrument that has been executed by all parties. The failure by any party to enforce at any time, or for any period of time, any one or more of the terms or conditions of this Agreement, or a course of dealing between the parties, shall not be a waiver of such terms or conditions or of such party’s right thereafter to enforce each and every term and condition of this Agreement.

16. Attorneys’ Fees: The parties agree to bear their own respective costs and attorney’s fees in connection with the negotiation of this Agreement. However, in the event of any controversy, claim, or dispute based upon, arising out of, or related to the breach of enforcement of any of the provisions of this Agreement, the prevailing party in such controversy, claim, or dispute, shall be entitled to recover its actual attorney’s fees, costs, and expenses which are reasonably incurred from the non-prevailing party.

17. Entire Agreement: This Agreement sets forth the entire agreement between the parties and supersedes any prior agreements between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements between the parties, whether written, verbal, or otherwise.

18. Successors: This Agreement shall be binding upon the parties, and their respective heirs, representatives, executors, administrators, successors, and assigns.

19. Execution in Multiple Counterparts: This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) shall be deemed to be an executed original thereof.

20. Notice: All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (i) if by personal delivery, when so delivered, (ii) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient, (iii) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the following day, or (iv) when sent by facsimile with telephonic confirmation or electronic mail with confirmation of transmission by the transmitting equipment, the same day, in each case to the addresses, facsimile numbers, or electronic mail addresses designated in writing by each party hereto to the other party. Any party may change the address, facsimile number, or electronic mail address to which notices and other communications hereunder are to be delivered by giving the other party no less than five (5) days prior notice in the manner herein set forth.

21. Further Assurances: The parties hereby agree to execute and deliver such further and other documents and perform or cause to be performed such further acts and things as may be necessary or desirable to give full effect to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement as of the date above written.

THE COMPANY:		LIFEGUARD:

Can B̅ Corp.		Lifeguard Licensing Corp.

By:	/s/ Marco Alfonsi	By:	/s/ Ruby Azrak
Printed/Title: Marco Alfonsi, CEO		Printed/Title: Ruby Azrak, CEO

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